As filed with the Securities and Exchange Commission on November 22, 2016

Registration No. 333-193618

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PEEKAY BOUTIQUES, INC.

(Exact name of registrant as specified in its charter)

Nevada	5900	46-4007972
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

1-800-447-2993

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

888-528-2677

(Names, addresses and telephone numbers of agents for service)

____________________________

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1629 K Street, NW, Suite 300

Washington, DC 20006

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on January 29, 2014.

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-193618) filed on January 29, 2014 (the “Registration Statement”), as amended, of Peekay Boutiques, Inc. (the “Registrant”).

The Registrant intends to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 15. Because the Registrant will no longer file reports pursuant to the Exchange Act after the Form 15 is filed, the Registrant is deregistering the remaining securities registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the shares that had been registered for issuance that remain unsold at the termination of the offering.

By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby removes from registration all securities registered under the Registration Statement which remained unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn, Washington on the 22nd day of November, 2016.

PEEKAY BOUTIQUES, INC.

By:	/s/ Lisa Berman
Name:	Lisa Berman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lisa Berman	Chief Executive Officer	November 22, 2016
Lisa Berman	(Principal Executive Officer)

/s/ Janet Mathews	Chief Financial Officer	November 22, 2016
Janet Mathews	(Principal Financial Officer)

/s/ Ellery W. Roberts	Chairman of the Board	November 22, 2016
Ellery W. Roberts

/s/ Edward Tobin	Director	November 22, 2016
Edward Tobin

/s/ David Aho	Director	November 22, 2016
David Aho

/s/ Matthew Kahn	Director	November 22, 2016
Matthew Kahn

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